EXHIBIT 32.2

CERTIFICATION

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350, as adopted), the undersigned, Mark R. Doede, President, Chief Operating Officer and Chief Financial Officer of Integral Vision, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

1.    The Company's Annual Report on Form 10-K/A for the year ended December 31, 2005 (the “Periodic Report”), to which this Certification is attached as Exhibit 32.2 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Date: April 5, 2006	By:	/S/ Mark R. Doede

Mark R. Doede President, Chief Operating Officer, and Chief Financial Officer

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